Exhibit 23.3



              Consent of Independent Certified Public Accountants



Reckson Service Industries, Inc.
New York, New York


We hereby consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-84353), (Forms S-8 No. 333-85827, No. 333-84013,
No. 333-77427) and related Prospectus of Reckson Service Industries, Inc. of our report dated February 13, 1998 with respect to the consolidated statements of operations, shareholders' equity, and cash flows of OmniOffices Group, Inc. for the period from January 1, 1997 to August 25, 1997 included in this Current Report on Form 8-K.


                                                        /s/ BDO Seidman, LLP


Atlanta, Georgia
February 24, 2000